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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            GABLES RESIDENTIAL TRUST

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    MARYLAND                           58-2077868
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     (STATE OF INCORPORATION OR ORGANIZATION)        (I.R.S. EMPLOYER
                                                     IDENTIFICATION NO.)

 777 YAMATO ROAD, SUITE 510, BOCA RATON, FLORIDA         33431
 -----------------------------------------------         -----
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)          (ZIP CODE)

 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of the         pursuant to Section 12(g) of the
 Exchange Act and is effective pursuant   Exchange Act and is effective pursuant
 to General Instruction A.(c), please     to General Instruction A.(d), please
 check the following box. /X/             check the following box. / /

Securities Act registration statement file number to which this form relates:
333-68359
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                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class                 Name of each exchange on which
              to be so registered                 each class is to be registered
              -------------------                 ------------------------------
     7.50% SERIES D CUMULATIVE REDEEMABLE
  PREFERRED SHARES, PAR VALUE $.01 PER SHARE       THE NEW YORK STOCK EXCHANGE

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
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                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          A description of the 7.50% Series Cumulative Redeemable Preferred Shares, par value $.01 per share ("Series D Preferred Shares"), of Gables Residential Trust (the "Registrant") is set forth under the caption "Series D Preferred Shares" in the Registrant's prospectus supplement dated May 1, 2003, as filed by the Registrant with the Securities and Exchange Commission (the "SEC") on May 2, 2003 pursuant to Rule 424(b)(2), which supplements the prospectus contained in the Registrant's registration statement on Form S-3, as amended (File No. 333-68359), which became effective on June 7, 1999, which descriptions are incorporated herein by reference.

ITEM 2.   EXHIBITS.

          The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the SEC.

          4.1 Amended and Restated Declaration of Trust of Gables Residential Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-11 filed October 19, 1993 - File no. 333-70570).

          4.2 Articles of Amendment to Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q filed August 14, 1998 - File No. 1-12590).

          4.3* Articles Supplementary creating the 7.50% Series D Cumulative Redeemable Preferred Shares, par value $.01 per share.

          4.4 Second Amended and Restated Bylaws, as amended, of Gables Residential Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Annual Report on Form 10-K filed March 30, 2000 - File No. 1-12590).

          ----------

          *     Filed herewith.

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                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                           GABLES RESIDENTIAL TRUST


Date: May 8, 2003          By:    /s/ Marvin R. Banks, Jr.
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                               Marvin R. Banks, Jr.
                               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER